Corindus Vascular Robotics, Inc. 10-Q

Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CORINDUS VASCULAR ROBOTICS, INC.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MAY, A.D. 2018, AT 10:12 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6080171 8100	Authentication: 202793393
SR# 20184681928	Date: 05-31-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:12 AM 05/31/2018
FILED 10:12 AM 05/31/2018
SR 20184681928 - File Number 6080171

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

CORINDUS VASCULAR ROBOTICS, INC.

Pursuant to Section 242 of the

General Corporation law of the State of Delaware

It is hereby certified that:

1.              The name of the corporation (hereinafter called the “Corporation”) is Corindus Vascular Robotics, Inc. The date of filing of its Certificate of Incorporation with the Delaware Secretary of State was June 27, 2016 (the “Certificate of Incorporation”).

2.              The Certificate of Incorporation is hereby amended by deleting the first sentence of Article FOURTH A. thereof in its entirety and by substituting in lieu of said first sentence of Article FOURTH A. the following new first sentence of Article FOURTH A.:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 360,000,000 shares, consisting of 350,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

3.              The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this 31st day of May, 2018.

CORINDUS VASCULAR ROBOTICS, INC.

By:
Name:	Mark J. Toland
Title:	President and Chief Executive Officer